                                                                     Exhibit 5.1


                           JONES, DAY, REAVIS & POGUE
                                   North Point
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114





                                 August 3, 1998

Penton Media, Inc.
1100 Superior Avenue
Cleveland, Ohio  44114

         Re: Registration of 21,240,075 shares of Common Stock, par value $0.01 per share, of Penton Media, Inc. owned by Pittway Corporation
                  ------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Penton Media, Inc., a Delaware corporation (the "Company"), in connection with the Combination Agreement, dated as of May 21, 1998 (the "Combination Agreement"), by and among the Company, D-M Acquisition Corp., an Illinois corporation, Pittway Corporation, a Delaware corporation ("Pittway"), Donohue Meehan Publishing Company, an Illinois corporation, William C. Donohue, and John J. Meehan, which provides, among other things, for the distribution of the shares of common stock, par value $0.01 per share ("Common Stock"), of the Company owned by Pittway to the holders of Pittway's outstanding capital stock (the "Spinoff"). In connection with the Spinoff, the Company has filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-1 (the "Registration Statement") relating to shares of Common Stock to be issued in connection with the Spinoff. Currently, Pittway owns 21,200,000 shares of Common Stock (the "Current Common Stock"), and, prior to the Spinoff, Penton will distribute an additional 40,075 shares of Common stock to Pittway (the "Additional Common Stock").

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that (i) the Current Common Stock has been duly authorized and is validly issued, fully paid, and nonassessable and (ii) when issued pursuant to a duly adopted resolution of the Board of Directors of the Company, the Additional Common Stock will be duly authorized, validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by you to effect the registration of Common Stock under the Securities Act and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement.

                                            Very truly yours,

                                            /s/ JONES, DAY, REAVIS & POGUE